UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2011

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 30, 2011, the Board of Directors (the “Board”) of Meru Networks, Inc. (the “Company”) appointed Charles Kissner to the Board. The Board also appointed Mr. Kissner to the Audit Committee of the Board (the “Audit Committee”), effective as of November 30, 2011.

In connection with his appointment to the Board, Mr. Kissner will receive an option to purchase 21,000 shares of the Company’s common stock, which option vests as to 25% of the shares on an annual basis beginning on December 2, 2011. The option has an exercise price equal to the fair market value of the Company’s common stock on that date (the date of grant), or $4.14 per share. Upon a change in control of the Company, Mr. Kissner’s option award will vest in full.

In addition, it is expected that Mr. Kissner will execute the Company’s standard form of indemnification agreement. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Kissner in any action or proceeding. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Amendment No. 4 to Form S-1 Registration Statement filed on March 12, 2010 and which exhibit is incorporated by reference herein.

A copy of the press release announcing Mr. Kissner’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Departure of Director

On November 29, 2011, Thomas Erickson informed the Company of his intention to resign from the Board and the Audit Committee, effective upon the Board’s acceptance of his resignation. At its meeting held on November 30, 2011, the Board accepted Mr. Erickson’s resignation in conjunction with the appointment of Mr. Kissner as described above.

A copy of the press release announcing Mr. Erickson’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.1	Press release dated December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: December 5, 2011	By:	/s/ Brett T. White
Name: Brett T. White
Title: Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

99.1	Press release dated December 5, 2011.